UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2007

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on December 22, 2006, Alliance Data Systems Corporation, a Delaware corporation ("Alliance Data" or "Buyer"), together with Alliance Data FHC, Inc., a Delaware corporation that is an indirect, wholly-owned subsidiary of Alliance Data and parent company to the international Epsilon business unit ("FHC"), entered into a Purchase Agreement (the "Purchase Agreement") with DoubleClick Inc., a Delaware corporation ("DoubleClick" or "Seller" ) to purchase (a) specified assets of Seller’s Data division (which consists of its Abacus and Data Management businesses) (collectively, the "Purchased Assets") and (b) all of the outstanding shares of capital stock and limited liability company membership interests of the Transferred Entities (the "Abacus Acquisition"). The Transferred Entities include: (i) Abacus Direct Europe BV, a private company with limited liability incorporated under the laws of the Netherlands, that directly holds all of the equity in each of Abacus Direct (UK) Limited (UK), a limited liability company organized under the laws of England, and Abacus Direct Ireland Limited (Ireland), a limited company organized under the laws of Ireland; and (ii) Abacus Direct LLC, a Delaware limited liability company. In February 2006, Alliance Data, FHC and DoubleClick were also parties to a Purchase Agreement pursuant to which Alliance Data acquired from DoubleClick its Email Solutions operating unit.

On February 1, 2007, the parties closed on the Abacus Acquisition. Pursuant to the terms of the Purchase Agreement, Buyer paid $435,000,000, plus certain additional amounts in cash, and also assumed specified liabilities related to the Purchased Assets and the Transferred Entities, each as more particularly described in the Purchase Agreement. Buyer funded the Abacus Acquisition in part from its revolving credit facility entered into on September 29, 2006 (described in a Current Report on Form 8-K filed with the SEC on October 2, 2006, File No. 001-15749, incorporated herein by reference), and in part from its new short term credit facility entered into on January 24, 2007 (described in a Current Report on Form 8-K filed with the SEC on January 25, 2007, File No. 001-15749, incorporated herein by reference). In connection with the acquisition, an affiliate of Alliance Data entered into a lease agreement with Seller covering a portion of Seller’s data center facility located in Thornton, Colorado.

Buyer and Seller have made customary representations, warranties and covenants in the Purchase Agreement, including, among other things, (a) in the case of Buyer, to continue the employment of, and provide employee benefit plans, programs or arrangements for, those persons associated with the Transferred Entities and the business as more particularly described in the Purchase Agreement for a period of at least 12 months following closing; (b) in the case of Seller, to comply with specified restraints on competition in specified lines of business; and (c) in the case of Buyer and Seller, to comply with specified restraints on the hiring or solicitation for employment of the other’s employees, in the case of items (b) and (c), for a period of eighteen months following closing.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

2.1 Purchase Agreement, dated as of December 22, 2006, by and among DoubleClick Inc., Alliance Data Systems Corporation and Alliance Data FHC, Inc. (incorporated by reference to Exhibit No. 2.1 to our Current Report on Form 8-K filed with the SEC on December 28, 2006, File No. 001-15749).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

February 2, 2007	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: Executive Vice President and Chief Financial Officer